UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JANUARY 3, 2005

                         COMMISSION FILE NO.:  000-32885

                                    XA, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                 88-0471263
     ----------------------------          --------------------------------
     (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION)

         875 NORTH MICHIGAN AVENUE, SUITE 2626, CHICAGO, ILLINOIS 60611
                 -----------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (312) 397-9100
                                 --------------

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On January 3, 2005, XA, Inc. (the "Company") entered into an Asset Acquisition Agreement to purchase substantially all of the assets of Musters & Company, Inc. ("Musters"), an event planning and decor company, in exchange for 150,000 post reverse-split, restricted and unregistered shares of the Company's Common Stock and the assumption of the leases of Musters. The details of the transaction are set forth below under the heading "Item 2.01, Completion of Acquisition or Disposition of Assets."

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On January 3, 2005, the Company entered into an Asset Acquisition Agreement to purchase substantially all of the assets of Musters, in exchange for 150,000 post reverse-split, restricted and unregistered shares of the Company's Common Stock and the assumption of the leases of Musters. Included in the assets purchased by the Company were copyrights, contract rights, customer lists, goodwill, leasehold improvements, leases, permits, fixed assets, software, trademarks, trade names, trade secrets, internet domains, and phone numbers. Excluded from the sale of assets were accounts receivable, insurance policies, claims for tax refunds, employee benefit plans (or interests therein) and all real estate (excluding leasehold improvements) either held by Musters or an affiliated entity. Musters' operations are located in the floral district in New York.

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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 28, 2004, the Company's Board of Directors approved the issuance of Three (3) shares of Series A Preferred Stock, One (1) each to Frank Goldstin, Jean Wilson, and Joseph Wagner for services rendered in a transaction that was not be registered under the Securities Act of 1933. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and no resale and the Company took appropriate measures to restrict transfer.

ITEM  3.03  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

     On December 28, 2004, the Company's Board of Directors unanimously agreed by a written consent to action with out a meeting, to adopt a Certificate of Designations for the creation of Series A preferred stock ("Series A Preferred Stock").

     The Series A Preferred Stock has a par value of $.001 per share. The Series A Preferred Stock consists of three shares, each having no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the three shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting.

     Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to the Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

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ITEM 8.01 OTHER EVENTS.

     The Company previously reported, under the heading "Item 5, Other Information" in Part II of its Form 10-QSB for the period ended March 31, 2004, that was filed with the Commission on May 17, 2004, that it had executed a letter of intent to acquire N5R, a national digital marketing company based in Toronto, Ontario. The Company has chosen not to complete the acquisition of N5R.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     c)   Exhibits:

     3.1  Certificate of Designations for Series A Preferred Stock

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XA, Inc.

January   5, 2005

/s/ Frank Goldstin
-------------------------
Frank Goldstin
Chief Executive Officer

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